Projects

Currently Funding | Gauging Interest | Fully Funded


THE WAY STREAMING WAS MEANT TO BE

Gauging Interest

MyStreme

Streaming Company | Offering: Equity

The way streaming was meant to be. All of the movies, shows, hobbies and personal favorites you want to watch. Without the frustration. (Currently offered on www.WeFunder.com/MyStreme)

Projects

Currently Funding | Gauging Interest | Fully Funded


MYSTREME
THE WAY STREAMING WAS MEANT TO BE
ALL OF THE MOVIES, SHOWS, AND CONTENT THAT I WANT.
WITHOUT THE FRUSTRATION

Gauging Interest

MyStreme

Streaming Company | Offering: Equity

The way streaming was meant to be. All of the movies, shows, hobbies and personal favorites you want to watch. Without the frustration. (Currently offered on www.WeFunder.com/MyStreme)

Invested	People
$165,310	349

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CALCULATED
SEQUELS
SIMULATED
ACTIVATED
LIBERATED

Gauging Interest

Calculated Sequels

3 Movies | Offering: Equity

A film franchise based on a top-rated novel series, released by a leading publisher on Amazon.

Committed	People
$0	0

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OneDoor Studios

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DISCLAIMER

For Regulation A offerings indicating we are gauging interest, we are "testing the waters" but are not under any obligation to make an offering. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of an offering statement by the SEC for that offering. Any indication of interest is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the SEC. A copy of the offering circular that forms a part of the offering statement may be obtained on the SEC's website here https://www.sec.gov/Archives/edgar/data/1914244/000109690623000135/oned_1apos.htm

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. YOU SHOULD READ THE OFFERING CIRCULAR [INSERT LINK TO SEC WEBPAGE OF OFFERING CIRCULAR.

THIS REGULATION A+ OFFERING IS AN ISSUER DIRECT OFFERING MADE AVAILABLE THROUGH DALMORE GROUP LLC WHO SERVES AS BROKER-DEALER OF RECORD FOR THE OFFERING.

ONEDOOR STUDIOS


INVEST

GAUGING INTEREST

Calculated Sequels

$0

raised from

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investors

1) A film franchise is based on a top-rated novel series, released by a leading publisher on Amazon.

2) 1st tranche 110% early preferred return on investment before production begins (investment not guaranteed).

3) 2nd tranche: 50% of the development company's ongoing profits (investment not guaranteed).

4) A $15MM total development fund for 3 motion pictures. We intend to use bank-financed production funding at $60MM for each motion picture ($180 million total).

5) A team that has worked on 23 studio-released movies and series earning over $4 billion in revenue.

6) A team with studio relationships including Sony, Universal, Warner Bros, Disney, Paramount/CBS and Lionsgate.

7) This offering follows the successful $2 million Regulation Crowdfunding (Reg CF) raise on WeFunder of the Calculated Movie (a separate company and offering) and nearly $1 million Reg CF raise for the Calculated Sequels (the same company, but a different offering from this Regulation A+ (Reg A) offering).

GAUGING INTEREST

Calculated Sequels

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OneDoor Business Plan Video

raise on WeFunder of the Calculated Movie (a separate company and offering) and nearly $1 million Reg CF raise for the Calculated Sequels (the same company, but a different offering from this Regulation A+ (Reg A) offering).

HOW IT WORKS



ONEDOOR
BUSINESS PLAN
02:59

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WHAT DO INVESTORS GET?

THE DEAL

Whether you invest $100 or $100,000, each investor may receive 110% early return if all three pictures go into production (1/3 of that return per picture). After each picture begins its global distribution, the Series would be entitled to receive half of the profits earned by a third party affiliated development company from each picture, from all ancillary revenue streams. The Series would to distribute 50% of these funds to investors (less operating expenses and reserves) and the remainder would be paid as a service fee to OneDoorStudios as manager of the company and the Series. Each investor is on the same equal terms.

**Calculated Sequels' will return any portion of the investment, or reach profitability.*

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THE PERKS

All investors get a behind the scenes look into the projects, plus the following tiers:


TIER 1 ∞ 250 +

$250+ A special "Thank You" with Investor's name in the credits of each film. Plus, an author signed copy of your choice of book in the Calculated Series.


TIER 2 ∞ 500+

$500+ Investor's photo included in the Company's mosaic in the "Thank You" credits of each film. Plus previous perk and your choice of an Investor exclusive Calculated Series Snapback hat or T-shirt.


TIER 3 ∞ 1000+

$1,000+ Online access to exclusive members only video footage and updates during development and production of each film. Plus, previous perks. Plus a 2nd author signed book and another choice of investor exclusive Calculated Series Snapback hat or T-shirt.

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TIER 3 ∞ 1000+

$1,000+ Online access to exclusive members only video footage and updates during development and production of each film. Plus, previous perks. Plus a 2nd author signed book and another choice of investor exclusive Calculated Series Snapback hat or T-shirt.

TIER 4 ∞ 2500+

$2,500+ A digital autographed picture of the main cast, and a signed hardback sequel of your choice from the author Nova McBee. Plus, previous perks.

TIER 5 ∞ 5000+

$5,000+ An invitation for two to the cast and crew screening of one film. Plus, previous perks.

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TIER 6 ∞ 10,000+

$10,000+ An invitation to be an extra cast member in one picture. Travel and accommodation not included. Plus, previous perks.


TIER 8 ∞ 25,000 +

$25,000+ An invitation to an exclusive Actors and Producers Meet & Greet Event. Plus, previous perks.


TIER 10 ∞ 100,000 +

$100,000+ An Associate Producer credit on one film. Plus, previous perks.

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Associate Producer credit on one film. Plus previous perks.


TIER 11 ∞ 500,000 +

$500,000+ An Associate Producer Credit on all three films. Plus previous perks.


TIER 12 ∞ 1,000,000 +

$1,000,000 An Executive Producer credit on one film. Plus, previous perks.

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FROM NOVELS TO MOVIE FRANCHISE

Calculated's powerful novel series on which the *CALCULATED* film franchise is based is a present-day

Calculated's powerful novel series on which the *CALCULATED* film franchise is based is a present-day action-adventure thriller. The series includes four novels in all. The first three, *Calculated, Simulated,* and *Activated*, are all available now wherever books are sold. The fourth installment, Liberated, is slated for release summer 2023.


SIMULATED
Even in chaos, there is calculation.
NOVA McBEE
"A HIGH-STAKES YA TALE OF BETRAYAL, REVENGE, AND NUMBERS."
KIRKUS REVIEWS
CALCULATED
Destiny doesn't always add up
NOVA McBEE
PRAISE FOR DEBUT NOVEL CALCULATED: "A HIGH-STAKES TALE OF BETRAYAL, REVENGE AND NUMBERS." — KIRKUS REVIEWS
ACTIVATED
The light will lead you

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NOVA
McBEE

CALCULATED SYNOPSIS

Josephine Rivers is a calculating prodigy with a nearly supernatural ability to look at the world through a purely mathematical lens, even at times predicting the future. After a betrayal by her own family when she's only 15, she's kidnapped and taken to China by the sinister Maxima, known as "Madame," who forces her to use her gift to increase her fortune.

This marks the beginning of our hero's arduous journey, which sees her moved around Shanghai's criminal underground as others exploit her gift. Her only close company is older captive Hong Rui, nicknamed "Red," whose wisdom and support change how she views her own power and teaches her what she needs to survive. Now she's 17 and working for a wealthy man whose captivating son Kai starts to chip away at her emotional defenses.

She has the fate of the world in her hands, thanks to her unique gifts, but she also craves vengeance against those who've wronged her. Can she save the world from a financial collapse and also bring her enemies down? And can she trust Kai enough to let him into her heart?

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She has the fate of the world in her hands, thanks to her unique gifts, but she also craves vengeance against those who've wronged her. Can she save the world from a financial collapse and also bring her enemies down? And can she trust Kai enough to let him into her heart?

PRAISE FOR *CALCULATED*

review by

KIRKUS

★★★★★

A high-stakes YA tale of betrayal, revenge, and numbers.

An enjoyable thriller with an intriguing, relatable protagonist.

"An intense and wonderfully complex thriller that kept me on the edge of my seat and turning pages!"

—Jessica Day George, NYT bestselling author of SILVER IN THE BLOOD and the TWELVE DANCING

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"An intense and wonderfully complex thriller that kept me on the edge of my seat and turning pages!"
—Jessica Day George, NYT bestselling author of SILVER IN THE BLOOD and the TWELVE DANCING PRINCESSES series

"Calculated is smart with plenty of page-turning action and a brave heroine who is deeply relatable. The timely subject matter is heart-wrenching even as it inspires us to use our gifts to make a difference in the world. Twisty and original, this story will keep readers guessing and hoping to its pulse-pounding end!"
—Lorie Langdon, best-selling author of DOON and OLIVIA TWIST

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SIMULATED SYNOPSIS

Jo Rivers, safely back in Seattle, asks the same question daily – how does a math genius go from taking down international criminals and saving the world economy to living a normal teenage life? The only answer she can come up with is—she doesn't.

With an overprotective father on her back and Kai on the other side of the world, Jo accepts an offer from Prodigy Stealth Solutions (PSS,) who may have found a way to get her gift back. Using a newly developed technology, PSS tries a simulation process on Jo to restore her abilities, but during the attempt, PSS is hacked and a blacklist file containing some of PSS's most sensitive secrets is stolen. Meanwhile, a mysterious caller who knows more than he should delivers a warning to Jo about Kai, who then goes missing.

Despite her father's concerns, Jo sets off on a risky trip to Tunisia with a PSS team of teen prodigies to find an urgently needed solution for PSS and locate Kai. All the while, Jo has to trust the mysterious informant who, frighteningly, is like no one she has ever met before.

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PRAISE FOR *SIMULATED*

Despite her father's concerns, Jo sets off on a risky trip to Tunisia with a PSS team of teen prodigies to find an urgently needed solution for PSS and locate Kai. All the while, Jo has to trust the mysterious informant ..., is like no one she has ever met b...

PRAISE FOR *SIMULATED*

“You know how you always have suspicions with sequels? Well, don't fret. Because somehow, Simulated was better than Calculated. I know! Who thought that could be possible? The suspense, plot twists, and action in this book will not leave you disappointed...only wanting more!”

—Drew Taylor, Writer. Reader. Reviewer.

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"All of the Mission Impossible action you could

the intensity of Twilight's. Be prepared to choose sides and hold on tight. You're in for one wild ride."
—Chelsea Bobulski, author of The Wood and Remember Me

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"Brilliantly crafted, this technological thriller delivers punch after punch of heart-pounding action. The fearless heroine and two equally intriguing love interests had me flying through the pages. I'm in love with this series!"
—Lorie Langdon, best-selling author of the Disney Villains Happily Never After Series

ACTIVATED SYNOPSIS

ACTIVATED SYNOPSIS

After her exploits in Tunisia, Jo Rivers knows she'll never lead a normal life. She also can't move on until she grasps the unexpected evolution of her mathematical gift and confronts her unresolved feelings after meeting Noble. With Kai undercover, Noble is the only one who has the answers Jo needs. There's just one small problem: Noble has vanished, leaving only a coded message in the stars.

When Rafael, a friend from Jo's days in China, goes missing, it coincides with a new PSS assignment involving a potentially catastrophic satellite breakdown. Jo suspects something more sinister is at play and has no choice but to track down Noble, who may be her only hope to find Rafael and prevent global chaos.

Traveling to the perilous Arctic of Finland, Jo and her band of prodigies team up with unlikely allies from her past to find out what or who is interfering with the satellites— before it's too late. Trusting her gift, Jo follows a path of numbers that light the way...which leads to answers she didn't predict.

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PRAISE FOR *ACTIVATED*

"Where do I start.. I literally could not put this

"Where do I start.. I literally could not put this book down. My kids and I have been reading this as our family read a loud and they're begging me to just finish the book tonight. This book keeps you on the edge of your seat the whole time. It is Mission Impossible meets, Hunger Games, meets the Godfather. So good we laughed and almost cried and definitely each of us has yelled out loud at the fictional characters who don't feel fictional at all. Gosh everyone needs to read this series."
—Brooke, Goodreads reviewer

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"Throughout this series, I have been impressed

"Throughout this series, I have been impressed by McBee's storytelling, particularly in her ability to raise emotional and physical stakes in each installment. Each book stands alone in terms of stellar plotting, while also building a series arc - another rare feat of storytelling. And I can't say much for fear or spoiling the outstanding ending, but I can say this: I am dying to hear there are more installments planned in this series!"
—Netgalley Review

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"If I could rate this ten stars I would!"
—Megan, Goodreads Reviewer

—Megan, Goodreads Reviewer

LIBERATED SYNOPSIS

Coming the summer of 2023!


BUSINESS
PLAN
TAKE

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BUSINESS
PLAN
OVERVIEW
TAKE

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A MAJOR STUDIO APPROVED BUSINESS MODEL

Our business plan is based on our principals' highly sophisticated proven method for securing major Hollywood players. Over the past 30+ years our principals have provided business, funding and

Our business plan is based on our principals' highly sophisticated proven method for securing major Hollywood players. Over the past 30+ years our principals have provided business, funding and distribution services for 23 studio-released motion pictures. They have built up strong relationships with leaders in the entertainment film insurance and banking industry. Based on their depth of experience, we are confident that we will we enlist the work of A-list screenwriters, directors and actors. We also expect to engage licenses with the world's leading distributors who will connect us to the global market of movie and series binge-watchers, now numbering over 4 Billion. This is your opportunity to be part of a global film enterprise. It's very possible this may be the first raise on an equity crowdfunding platform to open up to the general public the opportunity to invest in the development fund for what could be a major-studio released, insured, bank financed*, globally distributed motion picture franchise (*bank financing has not been secured yet).

FINANCING STRUCTURE

You are invited to share in providing the Calculated Sequels' $15 million development funding ($5 million per picture). A bank's entertainment department will provide each picture's estimated $60 million production budget, totaling $180 million.

This structure provides you 110% of your investment from Calculated Sequels' production financing *BEFORE* production begins. (You will receive this 110% preferred return in thirds, one-third each time one of the three pictures bank-financed production funding is successfully acquired).

In addition, you will receive your proportional share of 50% of all Calculated Sequels development

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This structure provides you 110% of your investment from Calculated Sequels' production financing *BEFORE* production begins. (You will receive this 110% preferred return in thirds, one-third each time one of t... bank-financed production fundin... acc... ac...).

In addition, you will receive your proportional share of 50% of all Calculated Sequels development company's 50% share of the global earnings from every source.

ALL OF THESE TIMES AND AMOUNTS ARE FORECASTS. IT IS NOT POSSIBLE TO GUARANTEE THAT THESE ARE ACCURATE OR INDEED WILL EVER OCCUR.

EXCLUSIVE INTERVIEW WITH EMMY AWARD WINNING SCRIPT WRITER ANN PEACOCK


ANN PEACOCK
Stephen Wollwerth

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ANN PEACOCK
JOINS
ONEDOOR
Stephen Wollwerth
Ann Peacock
33:13

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*Ann Peacock, who has been contracted to write Calculated, has a right of first negotiation with respect to the sequels and has verbally indicated to our Manager that she would be interested in writing the screenplay for Simulated, although she is not officially contracted to do so at this point and may not be available to do so in the future.

indicated to our Manager that she would be interested in writing the screenplay for Simulated, although she is not officially contracted to do so at this point and may not be available to do so in the future.

WHO IS ONEDOOR STUDIOS?



JOHN J. LEE, JR.
FOUNDER | CEO | PRODUCER

John has provided development and financing planning and execution in every aspect for dozens of motion pictures, television network series and specials, with combined production costs of over $470 million and global rights earnings exceeding $4 billion.

There are dozens of films John Lee has worked on. These are motion pictures you have heard of before, like The Terminator, Crouching Tiger Hidden Dragon, and The Nutty Professor.

John Lee has provided business, global distribution and financing for motion pictures released through Universal, Paramount, Sony, Disney, Warner Bros., HBO and many others.


SCHWARZENEGGER
FOUR FEATHERS
BEAT THE DRUM
BOBBY JONES
THE NUTTY PROFESSOR
Thanksgiving Promise
GOONIES
FOREVER STRONG
THE OTHER SIDE OF HEAVEN

John has successfully led the vision, launch and/or expansion of five entertainment and media entities, including Impression delivery Corporation

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HBO and many others.


The Thanksgiving Promise
THE NUTTY
The Goonies
FOREVER STRONG
THE OTHER SIDE OF HEAVEN

John has successfully led the vision, launch and/or expansion of five entertainment and media entities, including Impression delivery Corporation that was subsequently acquired by CapCities, and Entertainment Business Group purchased by the Gillen Group.

John's Grandmother was an avid reader, lighting a fire in him to seek for and create audience-overwhelming stories.

John's early career started as a systems analyst then consultant within the Business Systems Division of the NCR corporation by day, while in the evenings writing scripts and stories, and studying entertainment's creative and business craft. John co- founded the highly successful San Diego Repertory Theatre, for which he provided business planning, funding, taught and directed. He executive produced and partially funded his first motion picture, Where's Willy? in 1976, doing many things contrary to his better business judgment.It was a clarifying learning experience.

This led John into international motion picture sales as Controller and then Business Affairs Vice President for global motion picture sales company Howard Goldfarb Distribution. Subsequently, in the same position for Heart Entertainment, he directed the distribution and funding of in-house and client projects and helped measure the value of their pictures' rights and plan their optimal global rights licensing and sales.

Though participating throughout his career in the business and creative aspects of motion picture and television productions, John also led four new-media companies including the direct broadcast satellite

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for global motion picture sales company Howard Goldfarb Distribution. Subsequently, in the same position f... ...inment, he directed the distribution and funding of in-house and client projects and helped measure the value of their pictures' rights and plan their optimal global rights licensing and sales.

Though participating throughout his career in the business and creative aspects of motion picture and television productions, John also led four new-media companies including the direct broadcast satellite entity Impression Delivery Corporation (acquired by CapCities), and the ad sales units of TimesMirror Cable Television (acquired by Cox Communications).

In 1996, John joined the faculty of BYU's Film School, established and taught their Business of Film curricula, leading him to author *The Producer's Business Handbook*. This book is used by film and business schools the world over, is a standard professional media reference, a best seller in its obscure category, now in its fourth edition published by Focal Press and co-branded by AFM. John has also mentored 27 film students in their productions.


AMERICAN FILM MARKET PRESENTS
4th Edition
The Producer's Business Handbook
John J. Lee, Jr. & Anne Marie Gillen
The Roadmap for the Balanced Film Producer

The book continues to benefit many in understanding the hybrid demands of global distribution and finance, and has brought him, as he likes to say, "more recognition, speaking engagements and enjoyable experiences than I deserve."

In 1999 John co-founded and was CEO of Entertainment Business Group, providing motion picture global finance, distribution and related business services to independent producers and industry entities, until The Gillen Group's acquisition.

In 2004, John became the co-founder and CEO of iCommunication Dynamics,

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providing motion picture global finance, distribution and related business services to independent producers and industry entities, until The Gillen Group's acquisition.

In 2004, John became the co-founder and CEO of iCommunication Dynamics, and i.TV, Internet steaming television technology entities, eventually selling its majority interest, as well as separately its i.TV concept and domain, which became a top 100 iPhone and iPad application.

In 2008, John became Dean of India's high-tech entertainment and media college, Whistling Woods International, contributing to their expansion, attaining top ten global status, and bringing India its first Media and Entertainment MBA in partnership with Manipal University.

In 2011, John became Managing Director of Entertainment Strategy, where he directed the development, global distribution, funding and oversight of in-house and client entertainment projects.

In 2018, John's Simple Little Stories co-ventured with Jason Brents' Lady of the Lake Studios together with their China distribution relationships, forming OneDoor Studios, each partner company contributing three global, wide-audience projects, three of which are also franchise projects. Shortly thereafter OneDoor Studios brought in their crucial third full-partner, writer, director, editor, cinematographer Stephen Wollwerth, through his 3Gates Films.

John, Jason and Stephen now direct OneDoor Studios, currently developing nearly a dozen independent feature motion pictures and series, while expanding their global sales capacities.

John continues to story-search, write, surf, help his wife, Darylann, in her women and children humanitarian work, and together they labor in their most joyous production...their children, grandchildren and extended family.

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John, Jason and Stephen now direct OneDoor Studios, currently developing nearly a dozen independent
…ctures and series, while expanding their global sales capacities.

John continues to story-search, write, surf, help his wife, Darylann, in her women and children humanitarian work, and together they labor in their most joyous production…their children, grandchildren and extended family.



STEPHEN WOLLWERTH
FOUNDER | EXECUTIVE VICE PRESIDENT | CCO | PRODUCER

Chiefly through his 3Gates Films, Stephen became a polished producer, known as a Renaissance Man through the many projects which he produced and contributed to as a producer, writer, director, director of photography, editor - and even an FAA licensed drone pilot in motion picture, television and live event production. Stephen has established multi-cam streaming systems, and has served as a media broadcasting facility director.

Stephen started 3Gates Films in 2010 as designer, engineer, builder and cinematographer of the first aerial platforms that opened the liberating era of drones. Stephen's innovative breakthrough aerial systems were featured in Scientific American magazine and many other publications and television programs. For a multi-million-dollar Fox Sports television commercial, Stephen became the first person to fly a cinema camera from a Blackmagic Design on a RC platform. He currently holds multiple FAA certifications, including part 107.39 for flights over people, a certification held today by only 18 individuals in the United States.

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systems were featured in Scientific American magazine and many other publications and television programs. For a multi-million-dollar Fox Sports television commercial, Stephen became the first person to fly a cinema camera from a Blackmagic Design on a RC platform. He currently holds multiple FAA certifications, including part 107.39 for flights over people, a certification held today by only 18 individuals in the United States.



Stephen was the director of photography and editor on the 8.4/10 IMDB rated 2020 Film Hope for the Holidays released on Amazon Prime Video. He was also director of photography and editor for the 13th season of a PBS docu-series entitled Healing Quest. Stephen's stock footage has been sold primarily for commercials thousands of times to companies worldwide. His footage has been purchased by National Geographic, Valvoline, Mahindra Tractors, Cenovas Energy, Spike TV, and hundreds of other companies.

In 2019 Stephen amassed a quarter of a million followers on TikTok with tens of millions of views of videos which told stories of miracles in people's lives. Stephen's reputation as a world class editor is significantly enabled by his substantial production of live, multi-camera concerts, and his degree in music performance, with a minor in voice.

Stephen speaks Mandarin Chinese with a level of fluency from his 2 years living in Kunming and Xian, China. He is also an instrument rated private pilot, is fascinated with aviation, has continuing electrical engineering projects as a hobby, is an extreme mountain biker and is a father of three sons and one daughter.

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China. He is also an instrument rated private pilot, is fascinated with aviation, has continuing electrical engineering projects as a hobby, is an extreme mountain biker and is a father of three sons and one daughte



JASON BRENTS
FOUNDER | PRESIDENT | COO | PRODUCER

In 2015, Jason began to lay the foundation of the mini-studio which would eventually become OneDoor Studios. He astutely applied his lifetime of studying and acquiring great world literature, researching and becoming deeply oriented in the business of global motion picture and series development, production, financing and distribution, as well as engaging relationships with bright key-entertainment industry players.

In July 2018, Jason founded OneDoor Studios with his friend and partner John Lee; they were joined a year later by their friend and third partner Stephen Wollwerth. Since then Jason has been developing IP for the company, setting up and closing development financing, and setting up OneDoor Studio Entertainment Properties, which may become the first entertainment industry Series Regulation A+ development funding platform. As OneDoor's President, Jason continues to oversee all of its entities, developing their in-house story properties and connecting OneDoor Studios with its various production partners, which include his and OneDoor's global community of film industry professionals.

Along with continuing to develop industry partnerships, Jason leads OneDoor's public development funding, bank production financing and expanding the partners' overall



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partners, which include his and OneDoor's global community of film industry professionals.

Along with continuing to develop industry partnerships, Jason leads OneDoor's public development funding, bank production financing and expanding the partners' overall vision of becoming a mini-studio.



Jason began his career as an educator in 2001 teaching in the Bay Area, CA.
Jason developed his entrepreneurial skills in 2005 when he launched a real estate development company, flipping real estate properties on the Big Island. This experience in real estate development helped to prepare him for the similarly financed film industry. In 2009 Jason moved his family to China to teach an international school, instructing some of China's top international students from over 20 countries in history, government, philosophy, and film-making.

While in China he continued to mine many cultures for rich stories worthy to be developed into successful global motion pictures and series.

Jason speaks Mandarin Chinese with an intermediate level of fluency from his 6 years living in Tianjin, China. He continues to enjoy great literature, backpacking, snow skiing, cliff diving with his wife and five children in the High Sierras of California.

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OneDoor Business Plan Video

LET'S MAKE HISTORY

LET'S MAKE HISTORY TOGETHER

We invite you to invest in a piece of this history-making experience for as little as $100.

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OneDoor Business Plan Video

For Regulation A offerings indicating we are gauging interest, we are "testing the waters" but are not under any obligation to make an offering. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of an offering statement by the SEC for that offering. Any indication of interest is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the SEC.

A copy of the offering circular that forms a part of the offering statement may be obtained on the SEC's website here https://www.sec.gov/Archives/edgar/data/1914244/000109690623000135/oned_1apos.htm

or commitment to purchase accepted until qualification of an offering statement by the SEC for that offering. Any indication of interest is non-[illegible] obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the SEC.

A copy of the offering circular that forms a part of the offering statement may be obtained on the SEC's website here

https://www.sec.gov/Archives/edgar/data/1914244/000109690623000135/oned_1apos.htm

OneDoor Business Plan Video

Questions?

Email Us info@onedoorstudios.com

DISCLAIMER

For Regulation A offerings indicating we are gauging interest, we are “testing the waters” but are not under any obligation to make an offering. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of an offering statement by the SEC for that offering. Any indication of interest is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the SEC. A copy of the offering circular that forms a part of the offering statement may be obtained on the SEC's website here

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DISCLAIMER

For Regulation A offerings indicating we are gauging interest, we are "testing the waters" but are not under any obligation to make an offering. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of an offering statement by the SEC for that offering. Any indication of interest is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the SEC. A copy of the offering circular that forms a part of the offering statement may be obtained on the SEC's website here https://www.sec.gov/Archives/edgar/data/1914244/000109690623000135/oned_1apos.htm

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. YOU SHOULD READ THE OFFERING CIRCULAR [INSERT LINK TO SEC WEBPAGE OF OFFERING CIRCULAR.

THIS REGULATION A+ OFFERING IS AN ISSUER DIRECT OFFERING MADE AVAILABLE THROUGH DALMORE GROUP LLC WHO SERVES AS BROKER-DEALER OF RECORD FOR THE OFFERING.